Exhibit 99.1

Tecnoglass Announces Relocation of Global Headquarters to the United States

- Enhances Position to Serve Customers and Further Bolsters Market Presence with the

U.S. Representing over 95% of Revenues –

- Company to Seek Broader U.S. Equity Index Inclusion Following the Move –

Miami, FL – August 17, 2023 - Tecnoglass, Inc. (NYSE: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural windows, glass and associated aluminum products for the global residential and commercial construction industries, today announced the relocation of its global headquarters to Miami, Florida from Barranquilla, Colombia. The relocation is effective immediately.

This strategic move is aimed to further bolster the Company’s strong market presence and continued growth in the United States, where it sells the majority of its innovative architectural high-end window, glass and aluminum products. Over the past decade, Tecnoglass has experienced substantial growth in the United States, which currently accounts for more than 95% of its generated revenues. By moving its global headquarters to the United States, the Company believes it will be better positioned to serve its customers, respond swiftly to market dynamics, and harness the favorable growth opportunities available. Additionally, the significant portion of existing sales, marketing and corporate functions already performed in the U.S. will be supported by this move.

José Manuel Daes, Chief Executive Officer of Tecnoglass, commented, “Becoming a U.S. based company is an exciting milestone for our Company. Our successful record of sustainable growth in the U.S. has already helped to cement Tecnoglass as a U.S.-centric company. The decision to relocate our global headquarters to Miami is aligned with this growth and underscores our commitment to further strengthening our customer relationships, streamlining administrative functions and enhancing our operational efficiency.”

Mr. Daes continued, “We believe the relocation of our global headquarters will also enhance our eligibility to be included in U.S. based indexes, allow us to expand our reach with global investors, strengthen our U.S. capital markets relationships, and foster long-term partnerships that will fuel our innovation and multi-pronged growth strategy.”

The new global headquarter is located within one of the Company’s existing facilities in Miami, Florida, with plans already underway to purchase land for the buildout of a showroom and a new executive office over the next 12 to 18 months. The Company’s existing corporate offices in Barranquilla, Colombia will continue to serve as a critical operational and administrative hub, supporting the Company’s extensive, cost-efficient manufacturing platform.

About Tecnoglass

Tecnoglass Inc. is a leading producer of architectural high-end windows, glass and associated aluminum products serving the multi-family, single-family and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transformation company in Latin America. Located in Barranquilla, Colombia, the Company’s 5.6 million square foot, vertically integrated and state-of-the-art manufacturing complex provides efficient access to over 1,000 global customers, with the U.S. accounting for more than 95% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), Pabellon de Cristal (Barranquilla). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com